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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement No. 333-74217 of Community Trust Bancorp, Inc. on Form S-8 of our report dated January 17, 2001 (except for note 2, for which the date is January 26, 2001) (which expresses an unqualified opinion and refers to the report of other auditors) and included in this Annual Report on Form 10-K of Community Trust Bancorp, Inc. for the year ended December 31, 2000.

                      /s/ DELOITTE & TOUCHE LLP

Louisville, Kentucky
March 30, 2001

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CONSENT OF INDEPENDENT AUDITORS